UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

FEDERATED HERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, no par value	FHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01 OTHER EVENTS

On January 5, 2026, Hermes GPE LLP (HGPE), a wholly owned subsidiary of Federated Hermes, Inc. based in London, England, acknowledged service of “Particulars of Claim” served on it and Hermes Infrastructure II GP LLP (General Partner) in the High Court of Justice, Business and Property Courts of England and Wales, Chancery Division (Court), on December 19, 2025 by Aberdeen City Council as the administering authority of the Aberdeen City Council Pension Fund (also known as the North East Scotland Pension Fund) (Plaintiff). Without alleging specified damages, Plaintiff had taken initial steps to institute legal proceedings against HGPE and General Partner by filing a Claim Form with the Court on August 5, 2025.

HGPE sponsors and serves as investment manager to the Hermes Infrastructure Fund II (the Fund). General Partner serves as the general partner of the Fund. In 2019, the Fund made an approximately £90 million initial (approximately £104 million in total) investment in a group of companies holding a portfolio of five onshore wind farms in Sweden known as the “Ventus Portfolio”. According to Plaintiff’s Particulars of Claim, Plaintiff is asserting derivative claims on behalf of the Fund’s General Partner against HGPE for professional negligence and breach of the Fund’s limited partnership agreement in connection with the Fund’s investment in the Ventus Portfolio, which declined in value since 2019. According to Plaintiff’s Particulars of Claim, Plaintiff also is asserting direct claims against General Partner for breach of duty under the Fund’s limited partnership agreement in failing to oversee and hold HGPE to the terms of its appointment as manager of the Fund in connection with the Fund’s investment in the Ventus Portfolio. The Plaintiff alleges that HGPE was negligent in making the 2019 investment in the Ventus Portfolio. The Plaintiff’s derivative claim, which is based on the Fund’s entire investment in the Ventus Portfolio, seeks the approximately £87 million of the alleged diminished value of the Ventus Portfolio (or, using currency exchange rates as of January 28, 2026, approximately $120 million) and other unquantified damages. The Plaintiff’s direct claims against General Partner based on the size of its individual investment in the Fund seek approximately 38.1% of the approximately £87 million of the alleged diminished value of the Ventus Portfolio (or, using currency exchange rates as of January 28, 2026, approximately $46 million).

Federated Hermes, HGPE and General Partner deny Plaintiff’s allegations, believe the claims are without merit, and intend to vigorously defend against such claims. General Partner does not believe that HGPE is liable to the Fund. Based on information currently available, Federated Hermes does not believe that the outcome of this matter will have a material adverse effect on its consolidated financial position, results of operations, or cash flows given, among other reasons, the lack of merit to Plaintiff’s allegations and claims. Out of an abundance of caution, a claim has been filed with Federated Hermes’ insurers under its insurance policy for the appropriate policy period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED HERMES, INC.
(REGISTRANT)

Date	January 30, 2026	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer